AGREEMENT FOR THE PURCHASE OF COMMON STOCK AND PREFERRED STOCK

(Control Block Agreement)

THIS PURCHASE AGREEMENT, (this “Agreement”) made this 31st day of December, 2018, by and between Laurence Wainer, an individual (the “Seller”), Blow & Drive Interlock Corporation, a Delaware corporation (the “Company” or “BDIC”), and The Doheny Group, LLC a Nevada limited liability company (“Purchaser”), setting forth the terms and conditions upon which Seller will sell to Purchaser and Purchaser will purchase from Seller certain securities (the “Securities”) consisting of Eight Million Nine Hundred Twenty Four Thousand (8,924,000) shares of Blow & Drive Interlock Corporation common stock (the “Common Shares”) and One Million (1,000,000) shares of Blow & Drive Interlock Corporation. Series A Preferred Stock (the “Preferred Shares” and together with the Common Shares, the “Shares”). Together the Sellers, BDIC and the Purchaser are referred to herein as the “Parties.”

In consideration of the mutual promises, covenants, and representations contained herein, THE PARTIES HERETO AGREE AS FOLLOWS:

WITNESSETH

WHEREAS, the Sellers own the Shares, representing approximately 83.65% of the outstanding votes of the Company;

WHEREAS, the Seller desires to sell, and the Purchaser desires to purchase, the Shares in accordance with the terms set forth herein;

WHEREAS, the Parties desire and intend that the transactions contemplated by this Agreement will be a tax free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

NOW THEREFORE, in consideration of the premises and respective mutual agreements, covenants, representations and warranties herein contained, it is agreed between the Parties hereto as follows:

ARTICLE I

SALE OF SECURITIES

1.01 Sale of the Shares. Subject to the terms and conditions of this Agreement, and the representation and warranties contained herein, the Seller agrees to sell the Shares to the Purchaser for a total of Thirty Thousand Dollars (U.S.) ($30,000) (the “Purchase Price”). This is a private transaction between the Seller and the Purchaser.

1.02 Payment: The Parties agree that the full Purchase Price will be wired on or before December 31, 2018 (the “Closing Date”), to the Seller.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES

To induce the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Seller and the Company represent and warrant as of the date hereof and as of the Closing, as follows:

2.01 Organization. BDIC is a Delaware corporation duly organized and validly existing, under the laws of that state, has all necessary corporate powers to own properties and carry on a business. However, BDIC is not currently in good standing with the State of Delaware as a result of not yet completing its financial statements for the year ended December 31, 2017. As a result, the Company was not able to file its tax return for the tax year 2017. To the best knowledge of the Company and the Seller, all other documents in the State of Delaware have been filed and once the financial statements for fiscal year 2017 are completed, and any owed taxes are paid, the Company will be back in good standing in the State of Delaware. All actions taken by the incorporators, directors and/or shareholders of BDIC have been valid and in accordance with the laws of the state of Delaware.

2.02 Capital. The authorized capital stock of BDIC consists of 100,000,000 shares of Common Stock, $0.0001 par value, of which 30,211,875 shares of Common Stock are issued and outstanding, and Twenty Million (20,000,000) shares of Preferred Stock, $0.001 par value, of which One Million (1,000,000) are designated as Series A Preferred Stock, all of which are outstanding. All outstanding shares are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At the Closing, only the subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating BDIC to issue or to transfer from treasury any additional shares of its capital stock, listed on Schedule 2.02 will be outstanding. None of the outstanding shares of BDIC are subject to any stock restriction agreements. There are approximately 137 shareholders of record of BDIC and numerous shareholders that hold shares in a brokerage account (street name). All of such shareholders have valid title to such shares and acquired their shares in a lawful transaction and in accordance with Delaware corporate law and the applicable securities laws of the United States.

2.03 Subsidiaries. “Subsidiary” or “Subsidiaries” means all corporations, trusts, partnerships, associations, joint ventures or other Persons, as defined below, of which a corporation or limited liability company or any other Subsidiary of such corporation or limited liability company owns not less than twenty percent (20%) of the voting securities or other equity or of which such corporation or limited liability company or any other Subsidiary of such corporation or limited liability company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts or otherwise. “Person” means any individual, corporation, trust, association, partnership, proprietorship, joint venture or other entity. The Company has one wholly-owned subsidiary, namely BDI Manufacturing, Inc., an Arizona corporation.

2.04 Financial Statements. The Company has historical audited financial statements and unaudited financial statements which can be found on otcmarkets.com or www.sec.gov (Filings tab) under the Company’s name. The Company has supporting documentation for all entries on its financial statements for the periods beginning March 31, 2014, and all financial statements of the Company since that time were prepared in accordance with generally accepted accounting principles (GAAP).

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2.05 Public Company Status. The Company is a reporting company under the Securities Exchange Act of 1934, as amended, is a public company quoted on the OTC Markets, and has been assigned the trading symbol of “BDIC”. After the Purchase, the Purchaser of the Shares shall file any required filing(s) disclosing the acquisition of the Shares by the Purchaser (“Disclosure Document”) and the Company shall file any documents required to be filed by a company subject to the reporting requirements of the Exchange Act.

2.06 Filings with Government Agencies. BDIC is a registered company under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). The Company filed all required reports under the ’34 Act through its Quarterly Report on Form 10-Q for the period ended September 30, 2017. The Company has not made the filings required under the Exchange Act since its Quarterly Report on Form 10-Q for the period ended September 30, 2017, including, but not limited to, its Annual Report on Form 10-K for the period ended December 31, 2017 and its Quarterly Reports on Form 10-Q for the periods ended March 31, 2018, June 30, 2018, and September 30, 2018 (the “Delinquent Filings”). BDIC has made all filings with the state of Delaware that might be required. Upon the purchase of the Shares by the Purchaser, the Purchaser will have the full responsibility for filing any and all documents required by the Securities and Exchange Commission, and/or any other government agency that may be required. The Seller will supply the Purchaser with all information that is relevant for the Company, including any information necessary to file the Delinquent Filings. After the Closing, the Purchaser understands that the Seller will have no responsibility whatsoever for any filings made by the Company in the future, either with the SEC, FINRA, DTC or the State of Delaware, but agrees to cooperate fully with the Purchaser in the event input or information is required from the Seller.

2.07 Shell Company Status. The company is not currently considered a “shell company” as such term is defined in Section 405 of the Securities Act of 1933, as amended (the “Securities Act”).

2.08 Lawsuits. The Seller is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the Company or its securities. To the best of knowledge of the Sellers, there is no dispute of any kind between BDIC and any third party.

2.09 Ability to Carry Out Obligations. The Seller has the right, power, and authority to enter into, and perform their obligations under this Agreement. Except obligations owed to, and the required approval of, the Purchaser, the execution and delivery of this Agreement by the Seller and the performance by the Seller of its obligations hereunder will not cause, constitute, or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaws, or other agreement or instrument to which BDIC the officers, directors or Sellers are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause BDIC (and/or assigns) to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of BDIC or upon the Shares.

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2.10 Contracts, Leases and Assets. BDIC is not a party to any contract, agreement or lease other than those agreements listed on Schedule 2.10 (unless such contract, agreement or lease has been assigned to another party or BDIC has been released from its obligations thereunder). No person holds a power of attorney from BDIC or the Seller.

2.11 Guaranties. The Company has not guaranteed any dividend, obligation or indebtedness of any person or legal entity; nor has any person or legal entity guaranteed any dividend, obligation or indebtedness of the Company.

2.12 Compliance with Laws. To the best of knowledge of the Seller, BDIC has complied in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation pertaining to its corporate organization and its business. To the best of the knowledge of the Seller, BDIC has complied with all federal and state securities laws in connection with the offer, sale and distribution of its securities. At the time that BDIC sold Shares to the Seller, the Company was entitled to use the exemptions provided by the Securities Act relative to the sale of its securities, including, but not limited to, the Shares. The Shares being sold herein are being sold in a private transaction between the Seller and the Purchaser, and the Seller makes no representation as to whether the Shares are subject to trading restrictions under the Securities Act of 1933, as amended and rules thereunder.

2.13 Litigation. BDIC is not a party to any suit, action, arbitration, or legal administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the Seller, there is no basis for any such action or proceeding and no such action or proceeding is threatened against BDIC. BDIC is not a party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.14 Conduct of Business. Prior to the Closing, BDIC shall conduct its business in the normal course, and shall not (without the prior written approval of Purchaser) (i) sell, pledge, or assign any assets, (ii) amend its Certificate of Incorporation or Bylaws, (iii) declare dividends, or redeem, sell, or issue any stock or other securities (iv) incur any liabilities, except in the normal course of business, (v) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (vi) enter into any other transaction.

2.15 Books and Records. Since March 31, 2014, the Company has kept its books, records and accounts (including, without limitation, those kept for financial reporting purposes and for tax purposes) in accordance with good business practice and in sufficient detail to reflect the transactions and dispositions of their assets, liabilities and equities. The minute books of the Company contain records of their shareholders’ and directors’ meetings and of action taken by such shareholders and directors. The meetings of directors and shareholders referred to in such minute books were duly called and held, and the resolutions appearing in such minute books were duly adopted. The signatures appearing on all documents contained in such minute books are the true signatures of the persons purporting to have signed the same.

2.16 Closing Documents. All articles, bylaws, minutes, consents or other documents pertaining to BDIC to be delivered at the Closing shall be valid and in accordance with the laws of Delaware.

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2.17 Title. The Seller has good and marketable title to all of the Shares being sold by it to the Purchaser pursuant to this Agreement. The Securities will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws and any held by the Purchaser. None of the Securities are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such Securities. Except as provided in this Agreement, the Seller is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the Securities. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the securities by Purchaser (and/or assigns) impair, restrict or delay voting rights with respect to the Securities.

2.18 Transfer of Shares. The Seller agrees to supply all necessary paperwork, including the share certificates representing the Shares and medallion-guaranteed stock powers, or other sufficient transfer authorization, to transfer the Shares into the Purchaser’s name and to actually transfer the Shares into the Purchaser’s name and deliver the physical certificates to the Purchaser at the Closing.

2.19 No Amounts Owed. As of the Closing, no amounts will be due by the Company to the Seller for any reason, including, but not limited to, for salary (accrued or otherwise) or repayment of debt.

2.20 Representations. All representations shall be true as of the Closing and all such representations shall survive the Closing.

ARTICLE III

CLOSING

3.01 Closing for the Purchase of the Shares. The Closing (the “Closing”) of this transaction for the purchase of the Shares will occur when all of the documents and consideration described in 3.02 below, have been delivered, or other arrangements made and agreed to. Unless the Closing of this transaction takes place on or before December 31, 2018, then either party may terminate this Agreement.

3.02 Documents and Payments to be Delivered at Closing of the Purchase. As part of the Closing of the purchase of the Shares, the following documents, in form reasonably acceptable to counsel to the Parties, shall be delivered:

(a)	By the Seller:

(i)	Certificate of Incorporation and all amendments thereto (attached to Company’s filings on the EDGAR system);

(ii)	Bylaws and all amendments thereto (attached to Company’s filings on the EDGAR system);

(iii)	Minutes and Consents of Shareholders;

(iv)	Minutes and Consents of the board of directors;

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(v)	List of officers and directors;

(vi)	[left blank intentionally];

(vii)	Current Shareholder list from the Transfer Agent;

(viii)	True and correct copies of all of the business records of BDIC, including but not limited to correspondence files and agreements and contracts, and all banking information required for the Purchaser to access all Company bank accounts and credit accounts;

(ix)	Stock certificates in the name of the Seller, with restrictive legend, representing the Shares and executed stock powers sufficient to transfer the Shares to the Purchaser, including, but not limited to, a medallion-guaranteed stock power to transfer the shares of common stock representing that portion of the Shares;

(x)	Board of directors resolution appointing a new Chief Executive Officer, Secretary and Treasurer of the Company as designated by Purchaser;

(xi)	Board of directors resolution appointing new director(s) of BDIC as designated by the Purchaser;

(xii)	Board of directors resolution approving the signing of this Agreement by the Company and confirming the representations and warranties of the Company in this Agreement;

(xiii)	Acknowledgments of No Amounts Owed in the form attached hereto as Exhibits A and B, signed by the Seller and Michael Wainer; and

(xiv)	Such other documents of BDIC as may be reasonably required by Purchaser, if available.

(b)	By Purchasers:

(i)	Wire transfer to the Purchaser in the amount of $30,000, representing the total Purchase Price for the Shares, as instructed by the Seller.

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3.03 Conditions Precedent. This Agreement, and the transactions contemplated hereby, shall be subject to the following conditions precedent:

The obligation of the Purchaser to pay the Purchase Price shall be subject to the fulfillment (or waiver by the Purchaser), at or prior to the Closing or the applicable delivery date thereof, of the following conditions, which the Seller and the Company agree to use their best efforts to cause to be fulfilled:

(a) Representations, Performance. If the Closing Date is not the date hereof, the representations and warranties contained in Article 2 hereof shall be true at and as of the date hereof and shall be repeated and shall be true at and as of the Closing Date with the same effect as though made at and as of the Closing Date, except as affected by the transactions contemplated hereby; the Sellers and the Company shall have duly performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

(b) Consents. Any required consent to the transactions contemplated by this Agreement shall have been obtained or waived.

(c) Litigation. No suit, action, arbitration or other proceeding or investigation shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or to obtain material damages or other material relief in connection with this Agreement or the consummation of the transactions contemplated hereby or which is likely to affect materially the value of the Shares or the Company.

(d) Proceedings and Documentation. All corporate and other proceedings of the Company in connection with the transactions contemplated by this Agreement, and all documents and instruments incident to such corporate proceedings, shall be satisfactory in form and substance to the Purchaser and the Purchaser’s counsel, and the Purchaser and the Purchaser’s counsel shall have received all such receipts, documents and instruments, or copies thereof, certified if requested, to which the Purchaser is entitled and as may be reasonably requested.

(e) Property Loss. No portion of BDIC’s assets shall have been destroyed or damaged or taken by condemnation under circumstances where the loss thereof will not be substantially reimbursed to the Purchaser through the proceeds of applicable insurance or condemnation award.

(f) Consents and Approvals. All material licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental or regulatory bodies which are (1) necessary to enable the Purchaser to fully operate the business of BDIC as contemplated from and after the Closing shall have been obtained and be in full force and effect, or (2) necessary for the consummation of the transactions contemplated hereby, shall have been obtained. Any notices to or consents of any party to any agreement or commitment constituting part of the transactions contemplated hereby, or otherwise required to consummate any such transactions, shall have been delivered or obtained.

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ARTICLE IV

INVESTMENT INTENT

4.01 Transfer Restrictions. The Purchaser (and/or assigns) agrees that the securities being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated or otherwise transferred, with or without consideration (“Transfer”) only pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

4.02. Investment Intent. The Purchaser is acquiring the Shares for their own account for investment, and not with a view toward distribution thereof.

4.03. No Advertisement. The Purchaser acknowledges that the Shares have been offered to them in direct communication between them and Seller, and not through any advertisement of any kind.

4.04. Knowledge and Experience. (a) The Purchaser acknowledges that it has been encouraged to seek their own legal and financial counsel to assist them in evaluating this purchase. The Purchaser is an “accredited investor”. The Purchaser acknowledges that Seller has given them and all of their counselors access to all information relating to BDIC’s business that they or any one of them have requested. The Purchaser acknowledges that it has sufficient business and financial experience, and knowledge concerning the affairs and conditions of BDIC so that they can make a reasoned decision as to this purchase of the Shares and are capable of evaluating the merits and risks of this purchase.

4.05. Restrictions on Transferability. The Purchasers are aware of the restrictions on transferability of the Shares and further understand the certificate representing these shares shall bear the following legend.

(a) THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(A)(1) AND 4(A)(2) AND REGULATION D UNDER THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

(b) The Purchaser understands that these Shares may only be disposed of pursuant to either (i) an effective registration statement under the Act, or (ii) an exemption from the registration requirements of the Act.

(c) Neither BDIC nor the Seller have neither filed such a registration statement with the SEC or any state authorities nor agreed to do so, nor contemplates doing so in the future, and in the absence of such a registration statement or exemption, the Purchaser may have to hold the Shares indefinitely and may be unable to liquidate them in case of an emergency.

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ARTICLE V

COVENANTS

5.01 To induce the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, and without limiting any covenant, agreement, representation or warranty made, the Seller and the Company covenant and agree as follows:

(a) Notices and Approvals. The Company and the Seller agree: (a) to give all notices to third parties which may be necessary or deemed desirable by the Purchaser in connection with this Agreement and the consummation of the transactions contemplated hereby; (b) to use their best efforts to obtain all federal and state governmental regulatory agency approvals, consents, permit, authorizations, and orders necessary or deemed desirable by the Purchaser in connection with this Agreement and the consummation of the transactions contemplated hereby; and (c) to use their best efforts to obtain all consents and authorizations of any other third parties necessary or deemed desirable by the Purchaser in connection with this Agreement and the consummation of the transactions contemplated hereby.

(b) Information for the Purchaser’s Statements and Applications. The Seller and the Company and their employees, accountants and attorneys shall cooperate fully with the Purchaser in the preparation of any statements or applications made by the Purchaser or the Company to any federal or state governmental regulatory agency in connection with this Agreement and the transactions contemplated hereby and to furnish the Purchaser with all information concerning the Company and the Sellers necessary or deemed desirable by the Purchaser for inclusion in such statements and applications, including, without limitation, all requisite financial statements and schedules.

(c) Access to Information. The Purchaser, together with his appropriate attorneys, agents and representatives, shall be permitted to make the full and complete investigation of the Seller and the Company and have full access to all of the books and records of the other during reasonable business hours. Notwithstanding the foregoing, such parties shall treat all such information as confidential and shall not disclose such information without the prior consent of the other.

(d) Non-Disparagement. The Parties acknowledge and agree that they will not defame or disparage the services, business, integrity, veracity, or personal or professional reputation of the other Party or any the other Party’s directors, officers, employees, affiliates, or agents of any of the foregoing in either a professional or personal manner; provided that the Parties may testify and respond truthfully to any questions from or on behalf of the themselves or any of its affiliates, or in any legal proceeding, arbitration or governmental investigation, or in any circumstances in which an answer may be legally compelled.

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ARTICLE VI

REMEDIES

6.01 Arbitration. Any controversy or claim arising out of, or relating to, this Agreement, or the making, performance, or interpretation thereof, shall be settled by arbitration in California in accordance with the Rules of the U.S. Arbitration Association then existing, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

6.02 Termination. In addition to any other remedies, the Purchaser may terminate this Agreement, if at the Closing, the Sellers have failed to comply with all material terms of this Agreement have failed to supply any documents required by this Agreement unless they do not exist, or have failed to disclose any material facts which could have a substantial effect on any part of this transaction.

6.03 Indemnification. From and after the Closing, the Seller and the Purchaser, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (i) any material breach of this Agreement by them or any material misrepresentation contained herein, or (ii) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading. Notwithstanding the above, if the Company attempts to file the Delinquent Reports, then the Purchaser will only indemnify the Seller under this Section if the Seller uses good faith efforts to assist the Company in filing the Delinquent Reports post-Closing.

6.04 Indemnification Non-Exclusive. The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant or agreement.

6.05 Release by Purchaser. In consideration of this Agreement’s terms and conditions, the Purchaser, on behalf of itself and its members and managers, assigns, attorneys, agents and representatives, and each of them, irrevocably and unconditionally waives, releases, and promises never to assert against the Seller, and/or his attorneys, insurers, agents, successors, and assigns, and each of them (collectively, the “Seller Releasees”), any and all debts, claims, liabilities, demands, and causes of action of every kind, nature and description he may have against the Seller Releasees to the fullest extent permitted by law; provided, however, that the Purchaser is not waiving any claims or rights that it may have under this Agreement. Additionally, the Purchaser is not waiving or releasing any claims or rights that it may have against the Seller as a result of his fraudulent or dishonest conduct, knowing or intentional violation of law.

6.06 Release by Seller. In consideration of this Agreement’s terms and conditions, the Seller, on behalf of himself and his assigns, agents and representatives, and each of them, irrevocably and unconditionally waives, releases, and promises never to assert against the Purchaser, and/or its managers, members, attorneys, insurers, agents, successors, and assigns, and each of them (collectively, the “Purchaser Releasees”), any and all debts, claims, liabilities, demands, and causes of action of every kind, nature and description he may have against the Purchaser Releasees to the fullest extent permitted by law; provided, however, that the Seller is not waiving any claims or rights that he may have under this Agreement. Additionally, the Seller is not waiving or releasing any claims or rights that he may have against the Purchaser as a result of its fraudulent or dishonest conduct, knowing or intentional violation of law.

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ARTICLE VII

MISCELLANEOUS

7.01 Captions and Headings. The article and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

7.02 No Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by both Parties.

7.03 Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (i) the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (ii) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (iii) no waiver by any Party of one breach by another Party shall be construed as a waiver with respect to any other or subsequent breach.

7.04 Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

7.05 Entire Agreement. This Agreement, including any and all attachments hereto, if any, and the Escrow Agreement contain the entire agreement and understanding between the Parties, and supersede all prior agreements and understandings.

7.06 Significant Changes The Seller understands that significant changes may be made in the capitalization and/or stock ownership of BDIC, which changes could involve a forward or reverse stock split and/or the issuance of additional shares, thus possibly having a dramatic negative effect on the percentage of ownership and/or number of shares owned by present shareholders of BDIC.

7.07 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures will be acceptable to all parties.

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7.08 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the second day if faxed or sent by overnight mail, and properly addressed or faxed as follows:

If to the Seller:

Laurence Wainer

5503 Cahuenga Blvd, #203

Los Angeles, CA 91601

Phone: _________________

Fax: ___________________

E-mail: laurenceorlarry@gmail.com

If to the Company:

Blow & Drive Interlock Corporation

5503 Cahuenga Blvd, #203

Los Angeles, CA 91601

Attn. President

Phone: _________________

Fax: ___________________

E-mail: info@blowanddrive.com

with a copy to:

Law Offices of Craig V. Butler

300 Spectrum Center Drive, Suite 300

Irvine, CA 92618

Attn. Craig V. Butler, Esq.

Phone: (949) 484-5667

Fax: (949) 209-2545

Email: cbutler@craigbutlerlaw.com

If to the Purchaser:

The Doheny Group, LLC

1702 S. Robertson Boulevard #111

Los Angeles, California 90035

Attention: David Haridim, Managing Member

Phone: _________________

Fax: ___________________

E-mail: _________________

7.09 Binding Effect. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and assigns of each of the parties to this Agreement.

7.10 Effect of Closing. All representations, warranties, covenants, and agreements of the Parties contained in this Agreement, or in any instrument, certificate, opinion, or other writing provided for in it, shall be true and correct as of the Closing and shall survive the Closing of this Agreement.

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7.11 Mutual Cooperation. The parties hereto shall cooperate with each other to achieve the purpose of this Agreement, and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

7.12 Expenses. Except as otherwise specifically provided for herein, whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear the cost of all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such Party’s covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants’ fees and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such fees and expenses of the Parties hereto shall be paid prior to Closing.

7.13 Finders’ and Related Fees. Each of the Parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said Party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

7.14 Governing Law. This Agreement has been negotiated and executed in the State of California and shall be construed and enforced in accordance with the laws of such state.

7.15 Forum. Each of the Parties hereto agrees that any action or suit which may be brought by any Party hereto against any other Party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Los Angeles County, California.

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IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first above written.

“Seller”	“Purchaser”

Laurence Wainer	The Doheny Group, LLC
an individual	a Nevada limited liability company

Laurence Wainer	By:
Its:

As to the representations and warranties of the Company only:

“Company”

Blow & Drive Interlock Corporation,
a Delaware corporation

By:	Laurence Wainer
Its:	President

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Schedule 2.02

Outstanding Convertible Instruments

The following warrants to purchase the Company’s common stock are outstanding as of the Closing, and represent the only convertible instruments the Company has outstanding as of the Closing:

A summary of warrant activity for the periods presented is as follows:

		Weighted Average
	Warrants for Common Shares	Weighted Average Exercise Price	Remaining Contractual Term
Outstanding as of December 31, 2018	5,137,298	$0.46	$2.38

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Schedule 2.10

Material Agreements

None.

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Exhibit A

Acknowledgment of No Amounts Owed

Pursuant to the terms of that certain Agreement for the Purchase of Common Stock and Preferred Stock (Control Block Agreement) (the “Agreement”) by and between The Doheny Group, a Nevada limited liability company (the “Purchaser”), Laurence Wainer, an individual (the “Seller”) and Blow & Drive Interlock Corporation, a Delaware corporation (the “Company”) dated December 31, 2018, the Seller hereby acknowledges that as of the Closing under the Agreement he is not owed any amounts from the Company for salary (accrued or otherwise), repayment of debt, or for any other reason, and that the consideration for making this acknowledgment is the Purchase Price under the Agreement.

Dated: December 31, 2018	By:
Laurence Wainer

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Exhibit B

Acknowledgment of No Amounts Owed

Pursuant to the terms of that certain Agreement for the Purchase of Common Stock and Preferred Stock (Control Block Agreement) (the “Agreement”) by and between The Doheny Group, a Nevada limited liability company (the “Purchaser”), Laurence Wainer, an individual (the “Seller”) and Blow & Drive Interlock Corporation, a Delaware corporation (the “Company”) dated December 31, 2018, the undersigned hereby acknowledges that as of the Closing under the Agreement he is not owed any amounts from the Company for salary (accrued or otherwise), repayment of debt, or for any other reason.

Dated: December 31, 2018	By:
Michael Wainer

18